                                                                 EXHIBIT 1

                                3,000,000 Shares

                           FELCOR SUITE HOTELS, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT


                                                                January 28, 1997


Smith Barney Inc.
Alex. Brown & Sons Incorporated
Dean Witter Reynolds Inc.
Montgomery Securities
 The Several Underwriters
c/o  Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Gentlemen:

       FelCor Suite Hotels, Inc., a Maryland corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 450,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

       Upon consummation of the transactions contemplated hereby and upon the Company's contribution of the net proceeds from the sale of the Firm Shares, in exchange for units of partnership interest (the "Units") in FelCor Suites Limited Partnership, (the "Partnership"), a Delaware limited partnership, the Company will own an approximate 90.5% general partnership interest in the Partnership. The Partnership currently owns interests in 43 hotels as described in the Prospectus, as defined herein, (collectively, the "Current Hotels"). Six of the Current Hotels were acquired in connection with the Company's initial public offering of Common Stock in July 1994, seven of the Current Hotels were acquired from December 1994 through August 1995, eighteen Current Hotels,
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the Crown Sterling Suites hotels, were acquired between November 1995 and March
1996, and the remaining twelve Current Hotels were acquired between November 1995 through December 1996. The Partnership has entered into agreements (the "Acquisition Agreements") as described in the Prospectus to acquire interests in ten additional hotels from affiliates of the General Electric Pension Trust or joint ventures between such affiliates and Promus Hotels, Inc. ("Promus") (such ten additional hotels being hereinafter referred to as the "Acquisition Hotels") (the Current Hotels and the Acquisition Hotels hereinafter referred to as the "Hotels").

       The Partnership leases the Current Hotels, and upon the purchase thereof will lease the Acquisition Hotels to DJONT Operations, L.L.C. or a subsidiary thereof (collectively, the "Lessee"), pursuant to separate leases providing for the payment of certain base amounts (the "Percentage Leases"). Thirty-eight of the Company's Current Hotels are managed by Promus, two are managed by American General Hospitality, Inc., two are managed by DT Management, Inc. and one is managed by Coastal Hotel Group, Inc., pursuant to separate management agreements (collectively, the "Management Agreements"). The Partnership will lease the Acquisition Hotels to the Lessee pursuant to leases substantially similar to the Percentage Leases. The Current Hotels are operated, and the Acquisition Hotels will be operated, by the Lessee pursuant to the terms of the Percentage Leases. Other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Registration Statement (as hereinafter defined).

       The Company wishes to confirm as follows its agreement with you and the other Underwriters, in connection with the several purchases of the Shares by the Underwriters.

       1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-3170) under the Act, with respect to an aggregate of $500,000,000 of Debt Securities, Preferred Stock, Common Stock and Common Stock Warrants, including a prospectus generally relating to the Shares; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement and any post-effective amendments thereto have become effective under the Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement specifically relating to the Shares.

       The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including all information (if any) deemed to be a part of such registration at the time it became effective pursuant to Rule 430A under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement





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means the registration statement as amended by said post-effective amendment.
The term "Prospectus" as used in this Agreement means the base prospectus included in the registration statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to the Shares dated the date hereof in the form first filed with the Commission on or after January 22, 1997 pursuant to Rule 424(b) under the Act. The term "Prepricing Prospectus Supplement" as used in this Agreement means the Base Prospectus together with any prospectus supplement subject to completion as filed with the Commission pursuant to Rule 424(b) under the Act, and as such Prepricing Prospectus Supplement shall have been amended or supplemented from time to time prior to the date of the Prospectus. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Prepricing Prospectus Supplement of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

       2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Partnership herein contained, and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $35.50 per Share (the "Purchase Price Per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

       The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the Purchase Price Per Share, pursuant to an option (the "Over-allotment Option"), which may be exercised at any time and from time to time prior to 9:00 p.m., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 450,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the Over-allotment Option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the total number of Additional





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Shares to be purchased by all of the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

       3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

       4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 333 West 34th Street, New York, New York 10001, at 10:00 a.m., New York City time, on February 3, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

       Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

       Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

       5. Agreements of the Company. The Company agrees with the Underwriters as follows:

              (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective.





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              (b)    The Company will advise you promptly and, if requested by
you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the occurrence of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

              (c) The Company will furnish to you, without charge, (i) two copies of the Prepricing Prospectus Supplement or Prospectus, and, (ii) such number of copies of the documents incorporated by reference in the Prepricing Prospectus Supplement or Prospectus since April 30, 1996, as you may reasonably request.

              (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing, becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

              (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of the Prepricing Prospectus Supplement. The Company consents to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus Supplement so furnished by the Company.

              (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or





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supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws or real estate syndication laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such Incorporated Document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

              (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

              (h) The Company generally will make available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (i) As long as any of the Shares are outstanding, the Company will furnish to its shareholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and during the period of five years hereafter, the Company will furnish to you (i) concurrently with mailing or filing, a copy of each report of the Company mailed to shareholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.





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              (j)    If this Agreement shall terminate or shall be terminated
after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement to be complied with or fulfilled by the Company, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

              (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

              (l) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

              (m) Except as provided in this Agreement, the Company will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock for a period of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.; provided, however, that the foregoing shall not prohibit the Company from issuing Common Stock upon the exercise of stock options, the conversion of outstanding shares of the Company's $1.95 Series A Cumulative Convertible Preferred Stock or the redemption of Units outstanding as of the date of the Prospectus, grant additional options under the Company's stock option plans consistent with past practices, and issuing Common Stock and/or Units in connection with the acquisition of hotels.

              (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by Messrs. Feldman and Corcoran.

              (o) Except as stated in this Agreement and in any Prepricing Prospectus Supplement and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (p) The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the same or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree





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to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

              (q) The Company will use its best efforts to list the Shares on the New York Stock Exchange.

       6. Representations and Warranties of the Company and the Partnership. The Company and the Partnership, jointly and severally, represent and warrant to each Underwriter that:

              (a) No order preventing or suspending the use of any Prepricing Prospectus Supplement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the best knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

              (b) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act, set forth in the General Instructions to Form S-3. When any Prepricing Prospectus Supplement was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, and on the Closing Date (or the Option Closing Date, as the case may be) it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date (or the Option Closing Date, as the case may be), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in this paragraph (b) does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.





                                      -8-
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              (c)    The Incorporated Documents heretofore filed, when they
were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

              (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland with all requisite corporate power and authority to own and lease its properties and to conduct its business. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership or the Hotels taken as a whole. The Company will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership, any Hotels, taken as a whole. Except for the entities listed on Schedule II hereto, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

              (e) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with all requisite partnership power and authority to own and lease its properties and to conduct its business. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership or the Hotels taken as a whole. The Partnership will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Partnership, the Hotels, taken as a whole. The Company is the sole general partner of the Partnership, and at the Closing Date, will be the sole general partner of the Partnership and will own an approximate 90.5% interest in the Partnership (assuming no exercise of the option to purchase the Option Shares).





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              (f)    DJONT Operations, L.L.C. has been duly formed and is
validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act. FCOAM, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas. The Lessee has all requisite limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business. The Lessee has been duly qualified to do business and is in good standing as a foreign limited liability company or corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Lessee. The Lessee will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Lessee or the Hotels, taken as a whole.

              (g) The Company has full legal right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

              (h) The Partnership has full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

              (i) The Company, the Partnership, and to the knowledge of the Company and the Partnership, each of the other parties to the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") and the Percentage Leases and the Management Agreements has full legal right, power and authority to enter into each such agreement and to consummate the transactions contemplated therein. Each such agreement has been duly authorized, executed and delivered by the Company, the Partnership, and to the knowledge of the Company and the Partnership, each of the other parties and constitutes a valid and binding agreement, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles. (This Agreement, the Partnership Agreements, the new Percentage Leases and the Management Agreements sometimes are hereinafter referred to collectively as the "Operative Documents").

              (j) The Partnership and, to the knowledge of the Company and the Partnership, each of the other parties to the Acquisition Agreements has full legal right, power and authority to enter into such agreements and to consummate the transactions contemplated thereby. To the knowledge of the Company and the Partnership, the Acquisition Agreements have been duly authorized, executed and delivered by the Partnership and, to the Company's and the Partnership's knowledge, the other parties thereto and constitute valid and binding agreements, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

              (k) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby and thereby has been made or obtained and is in full force and effect.

              (l) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, any of the Operative Documents, the articles of incorporation, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Partnership; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company, the Partnership is a party or to which they, any of them, any of their respective properties or other assets or any Current Hotel or the Acquisition Hotels is subject; or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

              (m) The Shares to be issued and sold to the Underwriters hereunder have been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. No statutory or other preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement other than those persons who have expressly waived such rights; and, except for Promus, Cleveland Finance Associates Limited Partnership, Robert E. Woolley, Charles M. Sweeney, MarRay-Lex Green, Inc., and Piscataway-Centennial Associates

Limited Partnership or as set forth in the Prospectus, no person holds a right to require registration under the Act of any shares of Common Stock of the Company at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Maryland law.

              (n) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued and outstanding shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive rights of shareholders. The Company has no other issued and outstanding capital stock. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

              (o) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or were issued pursuant to an available exemption from the registration requirements of the applicable state securities or blue sky laws.

              (p) All of the issued Units have been duly and validly authorized and issued and are fully paid and nonassessable. None of the issued Units have been issued or is owned or held in violation of any preemptive right. The Units to be issued to the Company at the Closing Date have been duly and validly authorized by the Partnership. At the Closing Date, such Units will be validly issued, fully paid and nonassessable. All of the outstanding Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Units to be issued to the Company at the Closing Date will be issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

              (q) The financial statements of the Company and the Lessee incorporated by reference in the Registration Statement and Prospectus, together with related schedules and notes (and any amendment or supplement thereto), present fairly the financial position of each entity, as of the dates indicated, and the results of operations and cash flows of such entity for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. No other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in the Registration Statement, the Prospectus, or any Prepricing Prospectus Supplement.

              (r) Coopers & Lybrand L.L.P. and Ernst & Young, LLP, who have examined and are reporting upon the audited financial statements and schedules included in the Registration

Statement, are and were, during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Act.

              (s) Since April 30, 1996, neither the Company, the Partnership, nor the Lessee has sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company, the Partnership, or the Lessee, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, the Partnership or the Lessee, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, the Partnership or the Lessee which is material to the business or condition (financial or other) of such entity, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock or partnership interests, as applicable, of the Company, or the Partnership, or (v) any transaction that is material to the Company, the Partnership, or the Lessee, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

              (t) The Partnership has good and marketable title in fee simple to all real property and the improvements thereon owned by it free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except (i) such as are described in the Prospectus and (ii) such matters reflected in the owner's title insurance policies relating to such properties. Upon consummation of the transactions contemplated by the Acquisition Agreements, the Partnership will have good and marketable title in fee simple to the Acquisition Hotels through an approximate 50% equity interest in each of eight partnerships, each of which owns a single hotel, and the direct ownership of two hotels, and all related real property, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the proposed title commitments for the Acquisition Hotels or which do not materially adversely affect the value of the property or the use proposed to be made of the property by the Partnership. Neither the Company nor the Partnership owns or leases any real property as lessee other than (i) the Partnership is the owner of a leasehold interest in certain air space related to its Current Hotel in New Orleans, Louisiana, (ii) Holdings is the lessee for two hotels leased under ground leases, located in Burlingame (SF Airport), California, St. Paul, Minnesota and Phoenix, Arizona and the lessee of certain room space in the hotel located in Cleveland, Ohio;
(iii) FelCor/St. Paul Holdings, L.P. is the lessee for one hotel and one restaurant leased under ground leases located in St. Paul, Minnesota; (iv) EPT Kansas City (Country Club Plaza), Missouri; (v) EPT Meadowlands Limited Partnership is the lessee for a hotel, leased under a ground lease, located in Secaucus, New Jersey; and (vi) EPT San Antonio Limited Partnership is the lessee for a hotel, leased under a ground lease, located in San Antonio,

Texas. No person other than the Partnership has an option or right of first refusal to purchase all or part of any Current Hotel or any interest therein. Each of the Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not or in the aggregate have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of such Hotel, the Partnership, the Company or the Hotels, taken as a whole. Neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Hotels, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Partnership, the Company or the Hotels, taken as a whole.

              (u) Neither the Company nor the Partnership is in violation of its respective articles of incorporation, bylaws, certificate of limited partnership or partnership agreement, as the case may be, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject. Neither the Company nor the Partnership is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

              (v) Except as described in the Prospectus, there is not pending or, to the knowledge of the Company or the Partnership, threatened, any action, suit, proceeding, inquiry or investigation against the Company, the Partnership, the Lessee or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity or which could adversely affect the consummation of the transactions contemplated by this Agreement.

              (w) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To the best knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or the Partnership or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or the Partnership of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company, the Partnership, the Lessee, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Partnership and the Lessee, respectively, enforceable against such parties in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

              (x) Except as described in the Prospectus, the Company, the Partnership or the Lessee owns, possesses or has obtained or has taken all necessary action to obtain (and will obtain) all material permits, licenses, franchises (including, with respect to the Lessee, the franchises relating to the Hotels), certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business, and neither the Company, the Partnership nor the Lessee has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

              (y) Except as described in the Prospectus, the Company, the Partnership, and the Lessee own or possess or have the right to acquire (and will acquire) adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company, the Partnership, and the Lessee to conduct their respective businesses as presently conducted, and neither the Company, the Partnership, nor the Lessee has received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operation or condition (financial or otherwise) of the Company, the Partnership or the Lessee.

              (z) The Company's, the Partnership's and to the best of the Company's and the Partnership's knowledge, the Company's, the Partnership's, and the Lessee's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's, the Partnership's, or the Lessee's financial statements; and, to the best of the Company's and the Partnership's knowledge, neither the Company, the Partnership, nor the Lessee, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnership, the Lessee, as the case may be, or received or retained any funds, and no funds of the Company, the Partnership, the Lessee, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

              (aa) Each of the Company, the Partnership (to the extent not consolidated with the Company), and the Lessee has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity and which if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively. All tax liabilities are adequately provided for on the respective books of such entities.

              (bb) The Company, the Partnership, and the Lessee maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the best of the Company's and the Partnership's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and the Lessee against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against, all of which insurance is in full force and effect.

              (cc) To the best of the Company's knowledge, no general labor problem exists or is imminent with the employees of the Company or Lessee. The Partnership has no employees.

              (dd) The Company has obtained the agreement of Messrs. Feldman and Corcoran that, for a period of 90 days after the date of the Prospectus, such persons will not, without your prior written consent, directly or indirectly, sell, offer to sell, solicit an offer to buy, contract to sell, pledge, grant any option to purchase or otherwise transfer or dispose of, any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock held by such persons (including, without limitation, shares of Common Stock deemed to be beneficially owned by such person in accordance with the rules and regulations promulgated under the Exchange Act).

              (ee) Each of the Company, the Partnership, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

              (ff) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange.

              (gg) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

              (hh) Except as otherwise disclosed in the Prospectus, neither the Company, the Partnership, Holdings, nor, to the best knowledge of the Company and the Partnership, any entity from whom the Partnership acquired or will acquire the Hotels has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled, or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under, or affecting any real property currently leased or owned (or proposed to be leased or owned) or by any means controlled by the Company or the Partnership, including the Hotels (the "Real Property"), except as in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property and the Company's and the Partnership's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and the Partnership have complied with, and are in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company nor the Partnership has received any written or oral notice from any governmental entity or any other person, and there is no pending or threatened claim, litigation, or any administrative agency proceeding that alleges a violation of any Environmental Laws by the Company or the Partnership; alleges that: the Company or the Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or the Partnership is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

              (ii) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code. The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

              (jj) None of the Company, the Partnership, or the Lessee is, will become as a result of the transactions contemplated hereby, or will conduct its respective business in a manner in which any such entity would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              (kk) No real estate appraisal firm which prepared appraisals of the Hotels, nor any environmental engineering firm which prepared Phase I environmental assessment reports with respect to the Hotels, was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Partnership, the Lessee, or any selling entity.

              (ll) Holdings is not currently prohibited, directly or indirectly, from making distributions to the Company, from repaying to the Company any loans or advances to Holdings, or from transferring any of Holdings's property or assets to the Company, except as disclosed in the Prospectus.

              (mm) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus Supplement, the Prospectus or other materials, if any, permitted by the Act.

              (nn) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule, or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

       Any certificate signed by any officer of the Company on behalf of the Company, or the Partnership and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

       7.     Indemnification and Contribution.

              (a) The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus Supplement or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with (i) the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith or (ii) those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of the trustee(s) referred to in the Registration Statement; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus Supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability, or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus Supplement was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Partnership may otherwise have.

              (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Partnership, such Underwriter or such controlling person shall promptly notify the Company or the Partnership, and the Company or the Partnership shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit, or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the Company and the Partnership have agreed in writing to pay such fees and expenses, the Company and the Partnership have failed to assume the defense and employ counsel, or the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Partnership and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or the Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them, in which case the Company or the Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company or the Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel), at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred; provided, however, to the extent that any such reimbursement payment is so held by a court of competent jurisdiction to have been improper, each Underwriter shall promptly return it to the Company together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time in the U.S. edition of the Wall Street Journal. Neither the Company, nor the Partnership shall be liable for any settlement of any such action, suit, or proceeding effected without its written consent, but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit, or proceeding, the Company and the Partnership agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

              (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Partnership, their respective directors and officers who sign the Registration Statement, and any person who controls the Company or the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, or any Prepricing Prospectus Supplement, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, the Partnership or any of their respective directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus Supplement, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and the Partnership by paragraph (b) above (except that if the Company and the Partnership shall have assumed the defense thereof, such Underwriter shall not be required to do so but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, the Partnership or their respective directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

              (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the

Company and the total underwriting discounts and commissions received by the Underwriters bear to the price to public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (e) The Company, the Partnership, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

              (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding.

              (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Partnership, their respective directors or officers, or any person controlling the Company or the Trust or the Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters or any person controlling the Underwriter, or a sucessor to the Company or the Partnership and their respective directors or officers, or any person controlling the Company or the Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

       8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

              (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rule 424 and Rule 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

              (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, the Partnership and the Lessee taken as a whole not contemplated by the Prospectus, which in your reasonable opinion, as the Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or the Partnership or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as the Underwriters, materially adversely affect the market for the Shares.

              (c) You shall have received on the Closing Date, an opinion of Bracewell & Patterson, L.L.P., counsel for the Company and the Partnership, dated the Closing Date and addressed to you, as the Underwriters, to the effect that:

                     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under Maryland law with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business. The Company has been duly qualified to do business and is in good standing as a foreign corporation in the states of Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Massachusetts, New Jersey, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Utah. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing the Company's properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole. To such counsel's knowledge, except for the entities listed on Schedule II to this Agreement, the Company does not own or control, directly or indirectly, any corporation, association or control, directly or indirectly, any corporation, association or other entity.

                     (ii) The Partnership has been duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in the states of Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Massachusetts, New Jersey, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Utah. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing of the Partnership's properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole. The Company is the sole general partner of the Partnership and upon its delivery to the Partnership of the net proceeds from the sale of the Shares pursuant hereto, will own an approximate 90.5% interest in the Partnership.

                     (iii) DJONT Operations, L.L.P. has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act. FCOAM, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas. The Lessee has all requisite limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business. The Lessee has been duly qualified to do business and is in good standing as a foreign limited liability company or corporation in the states of Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas and Utah. To such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business, prospects, net worth or results of the Lessee.

                     (iv) The Company has full corporate right, power and authority to enter into, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by general equity principles and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                     (v) The Partnership has full partnership right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by general equity principles and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                     (vi) The Partnership has full partnership right, power and authority to enter into, either for itself or on behalf of a general partnership, each of the Percentage Leases relating to the Current Hotels acquired since April 30, 1996 and the Acquisition Hotels. Each Percentage Lease relating to the Current Hotels acquired since April 30, 1996 has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by each other party thereto, constitutes a valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights and by general equity principles. Each Lease should be construed to create a valid leasehold interest in favor of the Lessee.

                     (vii) The Lessee has full limited liability company right, power and authority to enter into each of the Percentage Leases and the Management Agreements relating to the Current Hotels acquired since April 30, 1996 and the Acquisition Hotels and to consummate the transactions contemplated therein. Each such agreement relating to the Current Hotels acquired since April 30, 1996 has been duly authorized, executed and delivered by the Lessee and, assuming due authorization, execution and delivery by such other party thereto, constitutes a valid and binding agreement of the Lessee, enforceable against the Lessee in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights and by general equity principles.

                     (viii) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby, the execution, delivery and performance of the other Operative

Documents to which either the Company or the Partnership is a party and the consummation by the Company and/or the Partnership, as applicable, of the transactions contemplated thereby, including without limitation the issuance of Units, has been made or obtained and is in full force and effect, except such
(i) as may be necessary under state securities or real estate syndication laws or by the NASD in connection with the purchase and distribution of the Shares by the Underwriters, as to which such counsel need express no opinion, or (ii) solely as the same may relate to the Operative Documents, the lack of which would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole.

                     (ix) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the execution, delivery and performance of the Operative Documents by the Lessee, and the consummation by the Lessee of the transactions contemplated thereby, has been made or obtained or filed and is in full force and effect, except such (i) as may be necessary under state securities or real estate syndication laws or by the NASD in connection with the purchase and distribution of the Shares by the Underwriters, as to which such counsel need express no opinion, or (ii) the lack of which would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the lessee.

                     (x) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement by the Company and the Partnership, nor the consummation of the transactions contemplated hereby by the Company or the Partnership, will violate any of the terms and provisions of, or constitute a default under, any of the Operative Documents, the articles of incorporation, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of any such entity, as applicable; or, to such counsel's knowledge, under any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or the Partnership is a party or to which they, either of them, any of their respective properties or other assets or any Current Hotel owned by the Partnership or Holdings as of the date hereof is subject, except for violations or defaults under agreements or instruments which have since been terminated, cured or otherwise satisfied or such violations or defaults as would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole; or, to such counsel's knowledge, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing, except for liens, charges, claims or encumbrances which are created by the Operative Documents or which have since been terminated, cured or otherwise would not have a material adverse effect on the financial condition, business, prospects, net worth or results of operations of the Company and the Partnership, taken as a whole.

                     (xi) The Shares to be issued and sold to the Underwriters hereunder have been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, such Shares will be validly issued, fully paid and nonassessable. No preemptive rights of shareholders exist with respect to any of the Shares. To such counsel's knowledge, no person holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement other than persons who have expressly waived such rights; and, except for Promus, Cleveland Finance Associates Limited Partnership, Robert E. Woolley, Charles M. Sweeney, MarRay-Lex Green, Inc. and Piscataway-Centennial Associates Limited Partnership or as otherwise set forth in the Prospectus, no person holds a right to require registration under the Act of any shares of Common Stock at any other time. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares comply in all material respects with all applicable requirements of Maryland law. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof, and (with the exception of shares of Common Stock registered under the Act, as to which such counsel need not opine) were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                     (xii) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable. To the knowledge of such counsel, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                     (xiii) All of the issued Units have been duly and validly authorized and issued and are fully paid. None of the issued Partnership Units have been issued or is owned or held in violation of any preemptive rights.
The Partnership Units to be issued to the Company at the Closing Time has been duly and validly authorized by the Partnership. When issued and delivered against payment thereof as provided in the Partnership Agreement, such Units will be duly and validly issued and fully paid. The outstanding Partnership Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Partnership Units to be issued to the Company at the Closing Time will be issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                     (xiv) To the knowledge of such counsel, neither the Company nor the Partnership leases any real property as lessee other than (i) the Partnership is the owner of a leasehold interest in certain air space related to its hotel in New Orleans, Louisiana; (ii) Holdings is the lessee for two hotels leased under ground leases, located in Burlingame (SF Airport), California, St. Paul, Minnesota and Phoenix, Arizona and the lessee of certain room space in the hotel located in Cleveland, Ohio; (iii) FelCor/St. Paul Holdings, L.P. is the lessee for one hotel and one restaurant leased under ground leases located in St. Paul, Minnesota; (iv) EPT Kansas City (Country Club Plaza), Missouri; (v) EPT Meadowlands Limited Partnership is the lessee for a hotel, leased under a ground lease, located in Secaucus, New Jersey; and (vi) EPT San Antonio Limited Partnership is the lessee for a hotel, leased under a ground lease, located in San Antonio, Texas..

                     (xv) Neither the Company, the Partnership nor the Lessee is in violation of its respective articles of incorporation, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, and to the knowledge of such counsel no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which any such entity is a party or by which any such entity or any of its properties is subject. To the knowledge of such counsel, neither the Company, the Partnership nor the Lessee is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

                     (xvi) To such counsel's knowledge and except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company, the Partnership, the Lessee or Holdings or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, which, if determined adversely to any such entity, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and the Partnership, taken as a whole.

                     (xvii) There are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To such counsel's knowledge, there are no statutes or regulations applicable to the Company, the Partnership or the Lessee or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by any such entity, known to such counsel, of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. To such counsel's knowledge, all material agreements between the Company, the Partnership or the Lessee, respectively, and third parties expressly referenced in the Prospectus, assuming due authorization, execution and delivery thereof by each other party thereto, are legal, valid and binding obligations of each such entity, respectively, enforceable against such entity in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                     (xviii) The Shares are and the Common Stock is listed for trading on the New York Stock Exchange.

                     (xix) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the Act. Other than financial statements and other financial and operating information data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, all Prepricing Prospectus Supplements, the Prospectus and any amendment or supplement thereto, appear on their face to conform as to form in all material respects with the requirements of Form S-3 under the Act.

                     (xx) Such counsel has no reason to believe that the Registration Statement including the Incorporated Documents, or any further amendment thereto made prior to the Closing Time, on its effective date and as of the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to the Closing Time, as of its issue date and as of the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

                     (xxi) The Incorporated Documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied on their face as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes them to believe that any of such Incorporated Documents (other than the financial statements and related schedules therein, as to which such counsel need express no belief), when such Incorporated Documents were so filed, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading.

                     (xxii) None of the Company, the Partnership or the Lessee is, or solely as a result of the consummation of the transactions contemplated hereby will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                     (xxiii) The descriptions in or incorporated by reference in the Prospectus or the Prepricing Prospectus Supplement of statutes, regulations, legal or governmental proceedings, the Percentage Leases, and the Management Agreements therein described present fairly a summary of the information required to be shown under the Act. The descriptions in the Registration Statement and the Prospectus or the Prepricing Prospectus Supplement of the contracts, leases and other legal documents therein described present fairly the information required to be shown.

       In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States and jurisdictions in which they are admitted, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. In addition, in rendering the foregoing opinion, such counsel may rely on, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Partnership and the Lessee and certificates or other written statements of officers or departments of various jurisdictions, having custody of documents respecting the existence or good standing of the Company, the Partnership and the Lessee provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.


              (d) You shall have received on the Closing Date, an opinion of Hunton & Williams, tax counsel for the Company and the Partnership, dated the Closing Date and addressed to you, as the Underwriters, to the effect that the Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT"), pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Company's proposed method of operation enables it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. The Company has taken all necessary action to be treated, effective beginning with the year ended December 31, 1994, as a REIT under the Code. The Partnership will be treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation. In rendering the foregoing opinion, such counsel may rely on, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Partnership and the Lessee and certificates or other written statements of officers or departments of various jurisdictions, having custody of documents respecting the existence or good standing of the Company, the Partnership and the Lessee provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel.


              (e)    You shall have received on the Closing Date an opinion of
(i) King & Spalding, counsel for the Underwriters, dated the Closing Date and addressed to you, as the several Underwriters, with respect to the matters referred to in clauses (iv), (xi), (xix) and (xx) of the foregoing paragraph
(c) and such other related matters as you may request.

              (f) You shall have received letters addressed to you, as the Underwriters, and dated the date hereof and the Closing Date from Coopers & Lybrand L.L.P., independent certified public accountants, substantially in the forms heretofore approved by you.

              (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the consolidated short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the Partnership taken as a whole; (iv) the Company and the Partnership, shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Partnership, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and general partner or the Partnership (or such other officers as are acceptable to you), to the effect set forth in this
Section 8(f) and in Section 8(g) hereof.

              (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

              (i) Prior to the Closing Date, the Shares shall have been listed or approved for listing upon notice of issuance on the New York Stock Exchange.

              (j) The NASD, upon a review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

              (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

       All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

       Any certificate or document signed by any officer of the Company or the subsidiary and delivered to you, as the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Partnership, as applicable, to each Underwriter as to the statements made therein.

       The obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

       9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus Supplement, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus Supplement, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the reproduction and delivery of this Agreement, the blue sky memorandum and all other agreements or documents reproduced and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, reproduction, and delivery of the blue sky memorandum and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;
(viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

       10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representative of the Underwriters, by notifying the Company.



       11. Default of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

       Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed within 24 hours by letter.

       12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

       13. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, the list of Underwriters and their respective allotments appearing under the caption "Underwriting" in the Prospectus and the statements in the third paragraph under the caption "Underwriting" in any Prepricing Prospectus Supplement and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

       14. Notices. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division (with a copy sent in the same manner to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attention: Mr. Alan J. Prince); and notices to the Company and the Partnership shall be directed to them at FelCor Suite Hotels, Inc., 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: Mr. Lawrence D. Robinson (with a copy sent in the same manner to Bracewell & Patterson, L.L.P., 4000 Lincoln Plaza, 500 N. Akard Street, Dallas, Texas 75201, Attention: Mr. Robert W. Dockery).


       15. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Subsidiary, their respective directors and officers, and the other controlling persons referred to in
Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

       16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

       This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

       This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

       If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.



                                            Very truly yours,


                                            FELCOR SUITE HOTELS, INC.


                                            By:  /s/ Thomas J. Corcoran, Jr.
                                               --------------------------------
                                                 Thomas J. Corcoran, Jr.
                                                 President

                                            FELCOR SUITES LIMITED PARTNERSHIP

                                            By:  FELCOR SUITE HOTELS, INC.
                                                 General Partner

                                            By:  /s/ Thomas J. Corcoran, Jr.
                                               --------------------------------
                                                 Thomas J. Corcoran, Jr.
                                                 President


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

SMITH BARNEY INC.
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
MONTGOMERY SECURITIES

As Representative of the Underwriters
listed on Schedule I

By: SMITH BARNEY INC.


By:    /s/ Mark R. Patterson
     ----------------------------
        Authorized Officer

                                   SCHEDULE I



                            SCHEDULE OF UNDERWRITERS



                                                           Number of Firm Shares
       Underwriter                                            to be Purchased
       --------------                                      ---------------------
Smith Barney Inc.                                                  750,000
Alex. Brown & Sons Incorporated                                    750,000
Dean Witter Reynolds Inc.                                          750,000
Montgomery Securities                                              750,000
                                                                ----------

              Total                                              3,000,000